                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 AMENDMENT #1

                                  FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  March 25, 1998
                      (Date of earliest event reported)


                          ROTONICS MANUFACTURING INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                      1-9429             36-2467474
  ---------------------------------    ------------     --------------------
  (State or other jurisdiction of      (Commission      (I.R.S.Employer
  of incorporation or organization)    File Number)      Identification No.)



                          17022 South Figueroa Street
                           Gardena, California 90248
          (Address of principal executive offices, including zip code)

                                 310-538-4932
               (Registrant's telephone number, including area code)

ITEM 7:  FINANCIAL STATEMENT AND EXHIBITS

         (a)  FINANCIAL STATEMENT OF BUSINESS ACQUIRED

         The financial statements of Rotocast, the company that was acquired by Rotonics, for the year ended December 31, 1997, and three months ended March 31, 1998, are attached herein on pages F-1 through F-17.

         (b)   PRO FORMA FINANCIAL INFORMATION

         The pro forma combined balance sheets of Rotonics and Rotocast as of March 31, 1998, and the pro forma combined statements of operations for the year ended June 30, 1997, and for the nine months ended March 31, 1998, are attached herein on pages F-18 through F-21.

(c)  EXHIBITS

Exhibit
Number    Description
-------   -----------

23 Consent of Independent Certified Public Accountants - Rachlin Cohen & Holtz Page F-22

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ROTONICS MANUFACTURING INC.

Dated June 12, 1998                   By:  /s/ Douglas W. Russell
                                           ---------------------------
                                           Douglas W. Russell
                                           Chief Financial Officer

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Rotocast International, Inc. and Subsidiaries
Miami, Florida


We have audited the accompanying consolidated balance sheet of Rotocast International, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rotocast International, Inc. and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                            RACHLIN COHEN & HOLTZ


Miami, Florida
February 20, 1998 except for Notes 8 and 14, as to which the date is March 27, 1998

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                         YEAR ENDED DECEMBER 31, 1997

                                     ASSETS

Current assets:
  Cash                                                                         $   19,726
  Accounts receivable, net of allowance for doubtful accounts of $34,276        1,016,288
  Notes receivable                                                                107,317
  Other receivables                                                               135,000
  Recoverable income taxes                                                        140,700
  Inventories                                                                   1,234,085
  Prepaid expenses and other current assets                                       117,722
  Deferred income taxes                                                            20,100
                                                                               ----------
        Total current assets                                                    2,790,938

Machinery and Equipment                                                           544,941
Investment in Partnership                                                         137,306
Note Receivable                                                                    50,000
Other Assets                                                                       96,575
                                                                               ----------
                                                                               $3,619,760
                                                                               ----------
                                                                               ----------

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                                     $  864,829
  Due to parent                                                                   451,507
  Deferred revenue                                                                  4,037
  Customer deposits and advances                                                   51,737
  Current maturities of:
     Long-term debt                                                               288,571
     Capital lease obligations                                                     19,801
                                                                               ----------
        Total liabilities                                                       1,680,482
                                                                               ----------
                                                                               ----------

Long Term Liabilities:
  Long term debt                                                                1,426,120
  Capital lease obligations                                                        11,878
  Deferred income taxes                                                            20,300
                                                                               ----------
        Total liabilities                                                       3,138,780
                                                                               ----------
                                                                               ----------

Commitments, Contingencies and Subsequent Event                                     -

Shareholders' Equity:
  Class A common stock, $.10 par value; 10,000 shares authorized,
    issued and outstanding                                                          1,000
  Class B non-voting common stock, $.10 par value; 1000 shares authorized,
    issued and outstanding                                                          1,000
  Additional paid-in capital                                                        8,710
  Retained earnings                                                               470,270
                                                                               ----------
        Total shareholders' equity                                                480,980
                                                                               ----------
                                                                               $3,619,760
                                                                               ----------
                                                                               ----------


                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                       YEAR ENDED DECEMBER 31, 1997


Net Sales                                                       $10,034,088

Cost of Sales                                                     6,486,057
                                                                -----------

Gross Profit                                                      3,548,031

Selling, General and Administrative Expenses                      3,820,156
                                                                -----------

Operating Loss                                                     (272,125)
                                                                -----------

Other Income/(Expense):
  Gain on sale of equipment, molds and trademark                    169,572
  Other                                                             177,197
  Recovery of previously written off accounts                       111,065
  Undistributed earnings in investment in partnership                 8,002
  Litigation settlement expense                                     (24,233)
  Interest expense                                                 (180,392)
                                                                -----------

                                                                    261,211
                                                                -----------

Loss before Net Gain on Divested Operations                         (10,914)

Net Gain on Divested Operations                                     589,203
                                                                -----------

Income before Provision for Income Taxes                            578,289

Provision for Income Taxes                                          189,700
                                                                -----------

Net Income                                                          388,589

Retained Earnings, Beginning                                         81,681
                                                                -----------

Retained Earnings, Ending                                       $   470,270
                                                                -----------
                                                                -----------


                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
  Net income                                                              $  3,88,589
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                             357,176
    Provision for doubtful accounts                                            55,638
    Recovery of doubtful accounts                                             (75,862)
    Gain on sale of equipment and molds                                    (1,191,350)
    Gain on sale of trademark                                                 (46,000)
    Undistributed earnings in investment in partnership                        (8,002)
    Changes in operating assets and liabilities:
       (Increase)/decrease in assets:
         Accounts receivable                                                  388,267
         Recoverable income taxes                                             (15,751)
         Inventories                                                          417,128
         Prepaid expenses and other current assets                            166,482
         Deferred income taxes                                                158,700
       Increase/(decrease) in liabilities:
         Accounts payable and accrued liabilities                            (656,612)
         Due to parent                                                        369,546
         Deferred revenue                                                     (38,545)
         Customer deposits and advances                                       (98,249)
         Deferred income taxes                                                (41,600)
                                                                          -----------
           Net cash provided by operating activities                          129,555
                                                                          -----------
Cash Flows from Investing Activities:
  Purchases of property and equipment                                        (229,617)
  Proceeds from sale of equipment                                             929,636
  Proceeds from sale of trademark                                              46,000
  Repayments on notes receivable                                               12,373
  Liquidating distribution from investment in partnership                      14,980
                                                                          -----------
           Net cash provided by investing activities                          773,372
                                                                          -----------
Cash Flows from Financing Activities:
  Payments on term loan                                                      (516,604)
  Net payments under line of credit                                          (398,273)
  Payment on note payable                                                     (50,000)
  Payments on capital lease obligations                                       (33,325)
  Bank overdraft                                                               87,986
                                                                          -----------
           Net cash used in financing activities                             (910,216)
                                                                          -----------
Net Decrease in Cash                                                           (7,289)
Cash, Beginning                                                                27,015
                                                                          -----------
Cash, Ending                                                              $    19,726
                                                                          -----------
                                                                          -----------
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest                                                              $   183,613
                                                                          -----------
                                                                          -----------
    Income taxes                                                          $   179,553
                                                                          -----------
                                                                          -----------
Non-Cash Investing and Financing Activities:
  Note and other receivables in connection with the sale of equipment     $   285,000
                                                                          -----------
                                                                          -----------

                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BUSINESS

          Rotocast International, Inc. and Subsidiaries (the Company) is primarily engaged in manufacturing various plastic products in Florida, Nevada, Texas and Tennessee. The Company sells to various customers throughout the United States.

        PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of Rotocast International, Inc. and its wholly-owned subsidiaries. All material inter-company transactions have been eliminated in consolidation.

        CONCENTRATIONS OF CREDIT RISK

          Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable.

          CASH

            At various times during the year the Company had deposits in financial institutions in excess of the federally insured limits. The Company maintains its cash with high quality financial institutions which the Company believes limits these risks.

          ACCOUNTS RECEIVABLE

            The Company does business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

        INVENTORIES

          Inventories are stated at the lower of cost (first-in, first-out basis) or market. The Company utilizes the full absorption method of valuing inventory. Under this method, certain labor and overhead costs related to the manufacturing process are allocated to work-in-process and finished goods inventories.

        MACHINERY AND EQUIPMENT

          Machinery and equipment are carried at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets which range from three to ten years. Gain or loss on disposition of assets is recognized currently.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

        INCOME TAXES

          The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

        USE OF ESTIMATES

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

NOTE 2. INVENTORIES

          Raw material, supplies and parts                $  921,132
          Work-in-process                                     78,076
          Finished goods                                     385,111
                                                          ----------
                                                           1,384,319
          Less allowance for obsolescence                    150,234
                                                          ----------
                                                          $1,234,085
                                                          ----------
                                                          ----------

NOTE 3. MACHINERY AND EQUIPMENT

          Machinery and equipment                         $6,514,227
          Office equipment                                   749,840
          Automotive equipment                                43,478
          Leasehold improvements                             444,419
          Equipment under capital lease                       86,446
                                                          ----------
                                                           7,838,410
          Less accumulated depreciation and amortization   7,293,469
                                                          ----------
                                                          $  544,941
                                                          ----------
                                                          ----------

        Depreciation and amortization expense for property and equipment amounted to approximately $340,000.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 4. INVESTMENT IN PARTNERSHIP

        The Company owns a 33-1/3% interest in a real estate venture which is accounted for using the equity method. The partnership's net assets are as follows:

        Assets (principally includes note receivable on
          the sale of land)                                 $411,916
        Liabilities                                                -
                                                            --------
                                                            $411,916

        The note receivable is payable in monthly installments, including interest at 7%, to 2004, with annual principal reductions, as provided.

NOTE 5. OTHER ASSETS

        Loan origination costs                               $66,546(a)
        Deposits                                              30,029
                                                             -------
                                                             $96,575
                                                             -------
                                                             -------

        (a) Costs incurred in connection with obtaining a revolving line of credit and term loan from a foreign institution were capitalized. Such costs are being amortized over a period of 60 months and are presented net of accumulated amortization of $24,198. (See Note 14)

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

        Accounts payable                                    $475,139
        Accrued personnel expenses                           233,069
        Bank overdraft                                        87,986
        Accrued income taxes                                  27,069
        Other accruals                                        25,104
        Accrued interest                                      16,462
                                                            --------
                                                            $864,829
                                                            --------
                                                            --------

NOTE 7. DUE TO PARENT COMPANY

        In accordance with a loan agreement with a foreign institution described below, the Company cannot make payments for rent to its parent company until all debt covenants are met. As a result of not meeting certain covenants, the Company has accrued rent of approximately $426,000 which is included in the $451,507 due to its parent company.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 8. LONG-TERM DEBT AND CAPITAL LEASES

        LONG-TERM DEBT

          Revolving line of credit                        $  842,724
          Term loan                                          771,967
          Note payable in connection with a litigation
          settlement; due in two installments of $50,000
          in 1998 plus interest accruing at 9% per annum.    100,000
                                                          ----------
                                                           1,714,691
          Less current portion                               288,571
                                                          ----------
                                                          $1,426,120
                                                          ----------
                                                          ----------

          On October 2, 1996, the Company entered into a loan agreement with a foreign institution which provided for a $3,500,000 revolving line and a $1,320,000 term loan which were to be used to retire all existing indebtedness and for the ongoing working capital needs of the Company. Pursuant to terms of the agreement, the Company is required to maintain a lockbox account with a U.S. bank. Deposits made into this account are restricted for payment on the line of credit. The line of credit and term loan, referred to as "loans", are cross collateralized and cross defaulted such that a default under the line of credit would constitute a default on the term loan. The loans are collateralized by substantially all of the assets of the Company. Additionally, the loan agreement requires compliance with certain restrictive covenants, including the maintenance of net worth and net income at specified levels.

          REVOLVING LINE OF CREDIT

            The Company may borrow up to $3,500,000 on a revolving line of credit, based on separate borrowing bases of eligible accounts receivable and inventory. The line bears interest at .25% over the prime rate (8.75% at December 31, 1997) and/or at 2.25% above the London Interbank Offered Rates (LIBOR) (7.94% at December 31,
            1997). The Company is required to designate on a monthly basis the amount of draws outstanding which are to bear interest at the LIBOR rate plus 2.25%. Such draws are fixed for a period of three months and amounted to $575,000 at year end. The remaining drawn balance of $267,724 bears interest at the prime rate plus .25%. Payments of interest only along with fees of [fr 1/4]% on the unused balance of the line are payable on a monthly basis. The entire outstanding principal balance and any accrued and unpaid interest is due on October 2, 2001.

                ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 8. LONG-TERM DEBT AND CAPITAL LEASES (Cont.)

          TERM LOAN

            The term loan bears interest at .5% above the prime rate and/or at 2.25% above the LIBOR rate. As with the revolving line of credit, the Company is required to designate the amount of the loan which is to bear interest at the LIBOR rate which is fixed for a period of three months. The amount designated at the LIBOR rate plus 2.25% was $700,000 at year end. The remaining balance bearing interest at the prime rate plus .5% (9% at December 31, 1997) amounted to $71,967 at year end. The loan is payable in installments of $15,714 plus accrued interest on a monthly basis through October 2, 2001. Pursuant to terms of the term loan agreement, the Company prepaid $150,000 during 1997 to reduce the loan's principal balance. In addition, the Company has further reduced the loan with proceeds from the sales of certain equipment.

Future maturities of the long-term debt are due as follows:

              1998                                        $  289,000
              1999                                           189,000
              2000                                           189,000
              2001                                         1,048,000
                                                          ----------
                                                          $1,715,000
                                                          ----------
                                                          ----------

            On March 27, 1998, in connection with the Plan of Merger and Reorganization, the outstanding balances on the revolving line of credit and term loan were paid off. (See Note 14)

        CAPITAL LEASES

          The Company leases various equipment under capital leases. Future minimum capital lease payments are as follows:

            Year ending December 31:
              1998                                           $21,983
              1999                                            12,336
                                                             -------
              Total minimum lease payments                    34,319
              Less amount representing interest                2,640
                                                             -------
              Present value of minimum payments               31,679
              Less current maturities                         19,801
                                                             -------
              Long-term capital lease obligations            $11,878
                                                             -------
                                                             -------

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 9.  INCOME TAXES

         Significant components of the provision for income taxes for the year attributable to continuing operations are as follows:

           Current:
             Federal                                         $ 59,300
             State and local                                   13,300
                                                             --------
                                                               72,600
           Deferred:
             Federal                                          117,100
                                                             --------
                                                             $189,700
                                                             --------
                                                             --------

         The net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. Significant components of the Company's deferred tax assets and liabilities are as follows:

           Deferred tax assets, current:
             Accounts receivable, principally due to allowance for doubtful accounts     $11,650
             Inventories, principally due to additional costs inventoried for tax
              purposes pursuant to the Tax Reform Act of 1986                             19,710
             Compensated absences, principally due to accrual for financial reporting
              purposes                                                                    16,040
             Litigation settlement not currently deductible for tax purposes              34,000
                                                                                         -------
                                                                                          81,400
           Deferred tax liabilities, current:
             Installment sale on assets at Wonder                                         61,300
                                                                                         -------
               Net deferred tax asset, current                                           $20,100
                                                                                         -------
                                                                                         -------

           Deferred tax liabilities, non-current:
             Property and equipment, principally due to differences in depreciation      $ 7,250
             Installment sale on assets at Wonder                                         13,050
                                                                                         -------
               Total deferred tax liability, non-current                                 $20,300
                                                                                         -------
                                                                                         -------

NOTE 10. OTHER INCOME

         During 1997, the Company attempted to notify customers of unclaimed credit balances. Those credits which remained unclaimed despite efforts by the Company were included in other income in 1997.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 11. COMMITMENTS AND CONTINGENCIES

         LEASES

           The Company leases its facilities and certain computer equipment under operating leases expiring in various years through 2006. Certain facilities are leased from the parent company, shareholders of the Company and from individuals who are related to these shareholders. Lease payments to these related parties during the year amounted to approximately $590,000 which includes approximately $108,000 of rent expense included in divested operations. Future minimum rental commitments under the non-cancelable operating leases are as follows:

             1998                                          $  586,000
             1999                                             511,000
             2000                                             501,000
             2001                                             493,000
             2002                                             489,000
             Thereafter                                     1,775,000
                                                           ----------
                                                           $4,355,000
                                                           ----------
                                                           ----------

           Rent expense charged to operations was approximately $616,000.

         LITIGATION

           The Company is involved in lawsuits arising in the ordinary course of business. In the opinion of management, any liabilities resulting from such litigation would not be material in relation to the Company's financial position.

NOTE 12. PROFIT-SHARING PLAN

         On September 30, 1995, the Company adopted a 401(k) Profit-Sharing Plan (the "Plan") for all employees with at least one year of service and 21 years of age. The Plan, which has a fiscal year end of March 31, provides for employee contributions up to 15% of the employee's annual salary subject to certain limitations. The employer's matching contribution is equal to 50% up to 6% of contributed salary. Employer contributions, which vest ratably over five years after the employee's second year of service, amounted to approximately $28,000 for the year.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 13. DIVESTURE OF WONDER OPERATIONS

         On February 5, 1997, the Company sold certain of the machinery, equipment and inventories of its Wonder plant operation for $500,000. Included in the sale are molds, tradenames, trademarks and other intellectual property. According to the terms of the agreement, the Company received cash of $350,000 and a note for the remaining $150,000, payable over two years in three installments of $50,000 plus interest at 8% per annum ($100,000 in 1998 and $50,000 in 1999) and includes certain non-compete provisions (see below).

         The Company has allocated the entire sales price to the sale of the physical assets and accordingly, the $500,000 has been included in the determination of the gain on sale of equipment, molds and certain tradenames and trademarks. In the opinion of management, based upon the facts and circumstances surrounding this transaction, the non-compete provisions had no significant economic value and, accordingly no amount has been allocated to this provision of the sales transaction.

         The terms of the non-compete agreement restrict the Company either directly or indirectly, through affiliates, a partnership, a joint venture or otherwise, to enter into, engage in, conduct or carry on any business which produces or manufactures products now produced or manufactured by the Company. In addition, as part of the agreement, the Company, if it violates or successfully contests the non-compete obligation, will be liable to the buyer for 50% of the aggregate purchase price paid of $500,000.

         The divestiture also included significant sales of machinery and equipment and molds to other outside parties as well as the transfer of certain operations to other Company plants. The Company has other receivables of $135,000 as a result of its sale of equipment to other parties.

         In 1998, the Company's lease with its parent company expires and its lease with an outside party will be transferred to its parent company. Additionally, the Company intends to fully divest its Wonder plant operations during 1998. The significant components of the net gain on the divestiture are as follows:

           Sales                                            $  233,707
           Cost of sales                                       266,034
                                                            ----------
           Gross margin                                        (32,327)
           Selling, general and administrative expenses        498,319
                                                            ----------
           Loss from operations of Wonder plant               (530,646)
           Gain on sale of equipment, molds and certain
            tradenames and trademark                         1,119,849
                                                            ----------
           Net gain on divestiture                          $  589,203
                                                            ----------
                                                            ----------

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                               DECEMBER 31, 1997


NOTE 14. PLAN OF MERGER AND REORGANIZATION

         On March 25, 1998 (the date of closing), the Company and its parent company (the "Sellers") entered into a Plan of Merger and Reorganization Agreement (the "Agreement") which provided for the sale of all of the Company's assets and properties, and the assumption of certain of the Company's liabilities and obligations by causing the Company to be merged into the buyer. In connection with the assumption of the liabilities, on March 27,1998, the buyer paid off the outstanding balances on the revolving line of credit and term loan the Company had with a foreign institution (see Note 8).

         Pursuant to the terms of the Agreement, the shareholders of the Sellers surrendered all of their shares to the buyer in exchange for certain shares of common stock of the buyer intended to have a value of $3 million on the closing date and an interest-bearing secured promissory note in the principal amount of $2 million. All principal and any accrued interest due is payable within eighteen months of the closing date; interest on the note shall be payable one year from the closing date and at maturity. As collateral for the note, the buyer also delivered to the Sellers a $2 million irrevocable letter of credit. Additionally, the Sellers deposited
         5% of the shares of common stock they received into an escrow account until December 31,1998; such stock was deposited to provide recourse to the buyer in the event of any breaches of representations, warranties or covenants by the Sellers stipulated in the Agreement. Such covenants include, among other things, covenants not to compete by three of the parent company shareholders.

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEET
                               MARCH 31, 1998


                                     ASSETS

Current Assets:
  Cash                                                                         $    9,700
  Accounts receivable and notes receivable, net of allowance for
   doubtful accounts of $49,800                                                 1,474,100
  Inventories (Note 2)                                                          1,212,200
  Prepaid expenses and other current assets                                       163,400
                                                                               ----------
        Total current assets                                                    2,859,400

Plant and Equipment, net (Note 3)                                                 507,300

Other Assets                                                                      175,500
                                                                               ----------
                                                                               $3,542,200
                                                                               ----------
                                                                               ----------

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current portion of long term debt (Note 4)                                   $1,765,600
  Accounts payable                                                                932,700
  Accrued liabilities (Note 5)                                                    360,200
                                                                               ----------
        Total current liabilities                                               3,058,500

Long-Term Liabilities:
  Long-term debt (Note 4)                                                          10,200
  Other long-term liabilities                                                      20,300
                                                                               ----------
        Total liabilities                                                       3,089,000
                                                                               ----------

Shareholders' Equity:
  Class A common stock, $.10 par value; 10,000 shares authorized,
   issued and outstanding                                                           1,000
  Class B non-voting common stock, $.10 par value; 10,000 shares authorized,
   issued and outstanding                                                           1,000
  Additional paid-in capital                                                        8,700
  Retained earnings                                                               442,500
                                                                               ----------
        Total shareholders' equity                                                453,200
                                                                               ----------
                                                                               $3,542,200
                                                                               ----------
                                                                               ----------



                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      THREE MONTHS ENDED MARCH 31, 1997
                                 (UNAUDITED)

Net Sales:                                                      $ 2,620,600
                                                                ------------

Cost of Goods Sold                                               (1,780,300)

Selling, General and Administrative Expenses                       (963,800)

Interest Expenses                                                   (35,200)

Other Incomes                                                        40,000
                                                                ------------

                                                                 (2,739,300)
                                                                ------------

Loss from Continuing Operations                                    (118,700)

Loss from Discontinued Operations                                   (64,100)
                                                                ------------

Loss before Income Taxes                                           (182,800)

Benefit For Income Taxes                                             41,400
                                                                ------------

Net Loss                                                        $  (141,400)
                                                                ------------
                                                                ------------


                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED MARCH 31, 1998
                                 (UNAUDITED)

Cash Flows from Operating Activities:
  Net Loss                                                                $ (141,400)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization                                             78,600
    Provision for doubtful accounts                                           15,500
    Gain on sale of equipment                                                (24,000)
    Changes in operating assets and liabilities:
       (Increased)/decrease in assets:
         Accounts receivable                                                  77,000
         Inventories                                                          21,900
         Prepaid expenses and other current assets                           (25,600)
         Other assets                                                         56,600
       Increase/(decrease) in liabilities:
         Accounts payable and accrued liabilities                            (79,700)
                                                                          ----------
           Net cash used in operating activities                             (21,100)
                                                                          ----------

Cash Flows from Investing Activities:
  Purchases of property and equipment                                        (44,100)
  Proceeds from sale of equipment                                             24,000
  Liquidating distribution from investment in partnership                      1,800
                                                                          ----------
           Net cash used in investing activities                             (18,300)
                                                                          ----------

Cash Flows from Financing Activities:
  Payments on term loan                                                     (877,900)
  Net payments under line of credit                                         (842,700)
  Proceeds from issuance of bank debt                                      1,750,000
                                                                          ----------
           Net cash provided by financing activities                          29,400
                                                                          ----------

Net Decrease in Cash                                                         (10,000)

Cash, Beginning                                                               19,700
                                                                          ----------

Cash, Ending                                                              $    9,700
                                                                          ----------
                                                                          ----------

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest                                                              $   51,700
                                                                          ----------
                                                                          ----------


                See notes to consolidated financial statements

                 ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                MARCH 31, 1998

NOTE 1. INTERIM REPORTING:

     The interim financial information included herein is unaudited. This information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of operating results for the interim periods. This financial information should be read in conjunction with the Rotocast International, Inc. audited financial statements for the year ended December 31, 1997.

NOTE 2. INVENTORIES

     Inventories at March 31, 1998 consist of:

          Raw material                                               $  803,500
          Work-in-process                                                78,100
          Finished goods                                                330,600
                                                                     ----------
                                                                     $1,212,200
                                                                     ----------
                                                                     ----------

NOTE 3. PLANT AND EQUIPMENT

     Plant and equipment at March 31, 1998 consist of:

          Machinery, equipment, furniture and fixtures               $ 7,250,700
          Leasehold improvements                                         431,400
                                                                     -----------
                                                                       7,682,100
                                                                     -----------
          Less - Accumulated depreciation                             (7,174,800)
                                                                     -----------
                                                                     $   507,300
                                                                     -----------
                                                                     -----------

NOTE 4. LONG TERM DEBT

     Long term debt at March 31, 1998 consists of the following:

          Bank note payable due in monthly interest only payments
           at the bank's prime rate (8.5% per annum at March 31,
           1998) maturing June 26, 1998                              $ 1,750,000(A)
          Other                                                           25,800
                                                                     -----------
                                                                       1,775,800
                                                                     -----------
          Less current portion                                        (1,765,600)
                                                                     -----------
                                                                     $    10,200
                                                                     -----------
                                                                     -----------

     (A) This note was refinanced in May 1998 with a $2,000,000 sixty month fully amortizable loan. The note is payable in monthly principal payments of $33,300 plus interest.

NOTE 5. ACCRUED LIABILITIES:

     Accrued liabilities at March 31, 1998 consists of the following:

          Salaries, wages, commissions and related payables          $261,200
          Other                                                        99,000
                                                                     --------
                                                                     $360,200
                                                                     --------
                                                                     --------

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1998



Pursuant to the Agreement and Plan of Merger and Reorganization between Rotonics Manufacturing Inc. (RMI) and GSC Industries, Inc. dated March 24, 1998, RMI acquired the outstanding common stock of Rotocast International, Inc. and its wholly owned subsidiaries (Rotocast) for $3 million in RMI common stock and a $2 million note payable. The merger was accounted for as a purchase and pursuant to the agreement was effective March 31, 1998.

The following unaudited pro forma combined financial statements reflect the combined operations of RMI and Rotocast for the year ended June 30, 1997, and the nine months ended March 31, 1998. The pro forma combined balance sheet combined RMI's and Rotocast's respective balance sheets as of March 31, 1998. The respective statements have been prepared as though the merger had occurred at the beginning of the periods presented.

The pro forma combined statements of operations are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of such periods and should not be construed as representative of future operations.

                       ROTONICS MANUFACTURING INC. AND
                ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                                      Rotonics at    Rotocast at     Pro Forma       Pro Forma
                                                        3/31/98        3/31/98      Adjustments       Combined
                                                      -----------    -----------    -----------     -----------

                                                  ASSETS

Current assets:
  Cash                                                $    11,800    $     9,700                    $    21,500
  Accounts receivable and notes receivable, net         5,198,700      1,474,100                      6,672,800
  Inventories                                           6,051,100      1,212,200                      7,263,300
  Deferred income taxes, net                            1,574,600         20,100                      1,594,700
  Prepaid expenses and other assets                       230,700        143,300                        374,000
                                                      -----------    -----------                    -----------

      Total current assets                             13,066,900      2,859,400                     15,926,300

  Deferred income taxes, net                            1,398,000       (20,300)                      1,377,700
  Property, plant and equipment, net                   11,169,400        507,300    $ 4,596,400 (A)  16,273,100
  Intangible assets, net                                4,854,000           -                         4,854,000
  Other assets                                            567,900        175,500        (49,600)(A)     693,800
                                                      -----------    -----------    -----------     -----------

      Total assets                                    $31,056,200    $ 3,521,900    $ 4,546,800     $39,124,900
                                                      -----------    -----------    -----------     -----------
                                                      -----------    -----------    -----------     -----------

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long term debt                   $ 1,413,400    $ 1,765,600                    $ 3,179,000
  Accounts payable                                      2,525,800        932,700                      3,458,500
  Accrued liabilities                                     653,900        360,200                      1,014,100
                                                      -----------    -----------                    -----------

      Total current liabilities                         4,593,100      3,058,500                      7,651,600

  Bank line of credit                                   4,500,000           -                         4,500,000
  Long term debt                                        3,718,100         10,200    $ 2,000,000 (A)   5,728,300
                                                      -----------    -----------    -----------     -----------

      Total liabilities                                12,811,200      3,068,700      2,000,000      17,879,900
                                                      -----------    -----------    -----------     -----------

Stockholders' equity:
  Common stock, net of treasury-Rotonics               23,921,400           -         3,000,000 (A)  26,921,400
  Common stock-Rotocast                                      -             2,000         (2,000)(A)        -
  Additional paid in capital                                 -             8,700         (8,700)(A)        -
  Retained earnings                                    (5,676,400)       442,500       (442,500)(A)  (5,676,400)
                                                      -----------    -----------    -----------     -----------

      Total stockholders' equity                       18,245,000        453,200      2,546,800      21,245,000
                                                      -----------    -----------    -----------     -----------

      Total liabilities and stockholders' equity      $31,056,200    $ 3,521,900    $ 4,456,800     $39,124,900
                                                      -----------    -----------    -----------     -----------
                                                      -----------    -----------    -----------     -----------

--------------------
(A) Adjustment to record the statutory merger of Rotonics and Rotocast. Rotonics issued 2,072,539 shares of common stock and a $2,000,000 note payable due in 18 months (which is also secured by a standby letter of credit) in exchange for all the outstanding common stock of Rotocast and its wholly owned subsidiaries. In connection with the merger, Rotocast's plant & equipment is recorded at fair marker value.

                       ROTONICS MANUFACTURING INC. AND
                ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1997


                                                                                             Pro Forma          Pro Forma
                                                       Rotonics           Rotocast          Adjustments          Combined
                                                      -----------        -----------        -----------        -----------
Net Sales                                             $39,385,100        $ 9,767,000                           $49,152,100
                                                      -----------        -----------                           -----------

Costs and Expenses:
  Costs of goods sold                                  29,292,100          6,070,200        $   459,700 (A)     35,822,000
  Selling, general and administrative                   6,239,600          4,117,400                            10,357,000
                                                      -----------        -----------        -----------        -----------

      Total costs and expenses                         35,531,700         10,187,600            459,700         46,179,000
                                                      -----------        -----------        -----------        -----------

Operating income/(loss)                                 3,853,400           (420,600)          (459,700)         2,973,100
                                                      -----------        -----------        -----------        -----------

Other income/(expense)
  Interest expense                                       (556,500)          (157,200)          (105,200)(B)       (818,900)
  Other                                                  (912,300)           533,400           (378,900)
                                                      -----------        -----------        -----------        -----------

      Total other income/(expense)                     (1,468,800)           376,200           (105,200)        (1,197,800)
                                                      -----------        -----------        -----------        -----------

Income/(loss) from continuing operations
  before income taxes                                   2,384,600            (44,400)          (564,900)         1,775,300

Provisions/(benefit) for income taxes                     942,800            (25,700)          (207,000)(C)        710,100
                                                      -----------        -----------        -----------        -----------

Income/(loss) from continuing operations              $ 1,441,800        $   (18,700)       $  (357,900)       $ 1,065,200
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------


Income per common share                               $      0.10                                              $      0.07
                                                      -----------                                              -----------
                                                      -----------                                              -----------

Average shares outstanding                             14,135,200                                               16,207,739 (D)
                                                      -----------                                              -----------
                                                      -----------                                              -----------


--------------------
(A) Depreciation adjustment on $4,596,500 write-up of Rotocast's plant and equipment (based on an appraised value of $7.2 million), calculated using an estimated useful life of ten (10) years.

(B) Interest adjustment for $2,000,000, eighteen (18) month note issued in connection with merger transaction.

(C) Reduction of income tax provision/(benefit) relating to the foregoing adjustments.

(D) Average shares outstanding include the 2,072,539 shares of Rotonics common stock issued in connection with the merger transaction.

                       ROTONICS MANUFACTURING INC. AND
                ROTOCAST INTERNATIONAL, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                   FOR THE NINE MONTHS ENDED MARCH 31, 1998


                                                                                             Pro Forma          Pro Forma
                                                       Rotonics           Rotocast          Adjustments          Combined
                                                      -----------        -----------        -----------        -----------
Net Sales                                             $25,260,500        $ 7,687,900                           $32,948,400
                                                      -----------        -----------                           -----------

Costs and Expenses:
  Costs of goods sold                                  19,882,700          5,373,100        $   344,700 (A)     25,600,500
  Selling, general and administrative                   4,656,300          2,754,300                             7,410,600
                                                      -----------        -----------        -----------        -----------

      Total costs and expenses                          24,539,00          8,127,400            344,700         33,011,100
                                                      -----------        -----------        -----------        -----------

Operating income/(loss)                                   721,500           (439,500)          (344,700)          (62,700)
                                                      -----------        -----------        -----------        -----------

Other income/(expense)
  Interest expense                                       (522,100)          (116,700)           (78,900)(B)       (717,700)
  Other                                                   101,000            229,400                               330,400
                                                      -----------        -----------        -----------        -----------

      Total other income/(expense)                       (421,100)           112,700)           (78,900)         (387,300)
                                                      -----------        -----------        -----------        -----------

Income/(loss) from continuing operations
  before income taxes                                     300,400           (326,800)          (423,600)         (450,000)

Provisions/(benefit) for income taxes                      46,100           (124,800)            78,700 (C)          -
                                                      -----------        -----------        -----------        -----------

Income/(loss) from continuing operations              $   254,300        $  (202,000)         $(502,300)       $ (450,000)
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------


Income per common share                               $      0.02                                              $     (0.03)
                                                      -----------                                              -----------
                                                      -----------                                              -----------

Average shares outstanding                             13,939,654                                               16,012,193 (D)
                                                      -----------                                              -----------
                                                      -----------                                              -----------


--------------------
(A) Depreciation adjustment on $4,596,500 write-up of Rotocast's plant and equipment (based on an appraised value of $7.2 million), calculated using an estimated useful life of ten (10) years.

(B) Interest adjustment for $2,000,000, eighteen (18) month note issued in connection with merger transaction.

(C) Reduction of income tax provision/(benefit) relating to the foregoing adjustments and the Company's available net operating loss carryforwards.

(D) Average shares outstanding include the 2,072,539 shares of Rotonics common stock issued in connection with the merger transaction.